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                                                                    Exhibit 23.4

                             [LECG, LLC Letterhead]

                              Consent of Appraiser

     LECG, LLC hereby consents to the references by AMIS Holdings, Inc. made to us and/or our appraisal (i) under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" and (ii) in the Notes to the Combined/Consolidated Financial Statements of AMIS Holdings, Inc. and Subsidiaries, each in the Prospectus constituting a part of the
Registration Statement, File No. 333-      , on Form S-1 filed with the
Securities and Exchange Commission. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                        Sincerely,

                                        LECG, LLC


                                        By:  /s/ Rick Hoffman
                                            -----------------------------
                                            Name:  Rick Hoffman
                                            Title: Director



Date: August 14, 2003